FOURTH AMENDMENT TO REIMBURSEMENT AGREEMENT
This Fourth Amendment to Reimbursement Agreement (the “Fourth Amendment”) is made as of the 15th day of January, 2013 by and between Bank of America, N.A. (the “Lender”), a national banking association with offices at 100 Federal Street, Boston, Massachusetts 02110 and iRobot Corporation, a Delaware corporation with its principal place of business at 8 Crosby Drive, Bedford, Massachusetts 01730 (the “Borrower”) in consideration of the mutual covenants contained herein and benefits to be derived herefrom:
W I T N E S S E T H
WHEREAS, the Lender and the Borrower, have entered into a certain loan arrangement, which loan arrangement is evidenced by, among other documents and instruments, a certain Reimbursement Agreement dated January 4, 2011 (as amended, the “Agreement”);
WHEREAS, Borrower and the Lender have agreed to amend certain terms and provisions of the Agreement all as set forth herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Lender and the Borrower hereby agree as follows:
1.All capitalized terms not otherwise defined herein shall have the same meaning as defined in the Agreement.

2.The following definition in Section 1.01 of the Agreement is hereby deleted in its entirety and replaced as indicated below:

““Maturity Date” means January 15, 2018.”
3.Except as expressly amended hereby, the remaining terms and conditions of the Agreement and all documents and instruments executed in connection therewith are hereby expressly ratified and confirmed.

4.The Borrower acknowledges and agrees that it has no claims, counterclaims, off-sets, defenses or causes of action against the Lender through the date of this Fourth Amendment with respect to amounts outstanding under the Agreement. To the extent such claims, counterclaims, off-sets, defenses and/or causes of action should exist, whether known or unknown, at law or in equity, the Borrower hereby WAIVES same and RELEASES the Lender from any and all liability in connection therewith.

5.Miscellaneous.

a.The Borrower shall execute and deliver to the Lender such additional documents, instruments, and agreements that the Lender may reasonably require in order to give effect to, and implement the terms and conditions of this Fourth Amendment.

b.This Fourth Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original and all of which together shall constitute one instrument.

c.This Fourth Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provision hereof.

d.The Borrower shall pay on demand all reasonable documented costs and expenses of the Lender including, without limitation, reasonable documented attorneys’ fees in connection with the preparation, negotiation, execution and delivery of the Fourth Amendment.

6.It is intended that this Fourth Amendment take effect as an instrument under seal as of the date first written above.

Witnessed by: /s/ Paul Tavalone________	IROBOT CORPORATION By:_/s/ John Leahy______________ Name: John Leahy Title: EVP, Chief Financial Officer

(signatures continued on next page)

BANK OF AMERICA, N.A.

By:__/s/ Scott W. Vokey_____________
Name: Scott W. Vokey
Title: Senior Vice President

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